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                                                                     Exhibit 2



                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Agreement") is made as of July 19, 2004, by and among KING PHARMACEUTICALS, INC., a Tennessee corporation ("King", PARKEDALE PHARMACEUTICALS, INC., a Michigan corporation ("Parkedale"), and NOVAVAX, INC., a Delaware corporation ("Novavax").

         WHEREAS, pursuant to that certain December 2000 Note Purchase Agreement dated as of December 19, 2000 (the "December 2000 Note Purchase Agreement"), between Novavax and King, King made loans to Novavax in the aggregate principal amount of $25,000,000, and Novavax issued to King (a) a 4% Convertible Senior Note of Novavax dated December 19, 2000, in the aggregate principal amount of $20,000,000, as amended by that certain allonge dated September 7, 2001, and (b) a 4% Convertible Senior Note of Novavax dated September 7, 2001, in the aggregate principal amount of $5,000,000;

         WHEREAS, pursuant to that certain September 2001 Note Purchase Agreement dated as of September 7, 2001 (the "September 2001 Note Purchase Agreement"), between Novavax and King, King made a loan to Novavax in the aggregate principal amount of $5,000,000, and Novavax issued to King a 4% Convertible Senior Note of Novavax dated September 7, 2001, in the aggregate principal amount of $5,000,000;

         WHEREAS, pursuant to that certain June 2002 Note Purchase Agreement dated as of June 26, 2002 (the "June 2002 Note Purchase Agreement"), between Novavax and King, King made a loan to Novavax in the aggregate principal amount of $10,000,000, and Novavax issued to King a 4% Convertible Senior Note of Novavax dated June 26, 2002, in the aggregate principal amount of $10,000,000;

         WHEREAS, in connection with the December 2000 Note Purchase Agreement, Novavax and King entered into that certain Investor Rights Agreement dated as of December 19, 2000 (as amended by that certain First Amendment to Investor Rights Agreement dated as of September 7, 2001, the "Original Investor Rights Agreement");

         WHEREAS, in connection with the June 2002 Note Purchase Agreement, Novavax and King entered into that certain Amended and Restated Investor Rights Agreement dated as of June 26, 2002 (the "Amended and Restated Investor Rights Agreement"), which amended and restated the Original Investor Rights Agreement;

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         WHEREAS, in connection with the December 2000 Note Purchase Agreement,
Novavax and King entered into that certain Registration Rights Agreement dated as of December 19, 2000 (as amended and restated on September 7, 2001, the "Original Registration Rights Agreement");

         WHEREAS, in connection with the June 2002 Note Purchase Agreement, Novavax and King entered into that certain Second Amended and Restated Registration Rights Agreement dated as of June 26, 2002 (the "Second Amended and Restated Registration Rights Agreement"), which amended and restated the Original Registration Rights Agreement;

         WHEREAS, King and Novavax are parties to that certain License Agreement dated as of December 19, 2000 (the "HPV License Agreement");

         WHEREAS, Novavax and Parkedale are parties to that certain Pharmaceutical Quality Agreement dated June 1, 2001 (the "Pharmaceutical Quality Agreement" and, together with the HPV License Agreement, the "HPV Agreements");

         WHEREAS, Novavax and Parkedale are parties to that certain Supply Agreement dated as of October 21, 1999 (the "Supply Agreement") and that certain License and Supply Agreement, dated as of October 21, 1999 (the "License and Supply Agreement"; together with the Supply Agreement, the "Adjuvant License and Supply Agreements") regarding the licensing and supply of proprietary adjuvants, including a Novosome(R) delivery system;

         WHEREAS, King and Novavax are parties to that certain Agreement for Purchase and Sale of Assets Relating to AVC(TM) Products dated as of January 8, 2001 (the "Original AVC Purchase Agreement"), as amended by that certain First Amendment to the AVC(TM) Asset Purchase Agreement (the Original AVC Purchase Agreement, as amended, the "AVC Asset Purchase Agreement");

         WHEREAS, in connection with the AVC Asset Purchase Agreement, King and Novavax entered into that certain Supply Agreement, dated as of January 8, 2001 (the "Original AVC Supply Agreement"), as amended by that certain First Addendum to the AVC(TM) Cream Supply Agreement dated as of February 25, 2003 (the Original AVC Supply Agreement, as amended, the "AVC Supply Agreement"; together with the AVC Asset Purchase Agreement, the "AVC Agreements");

         WHEREAS, King and Novavax are parties to that certain Copromotion Agreement dated as of January 8, 2001 (the "Original Copromotion Agreement"), as amended by that certain First Amendment to the Copromotion Agreement dated as of June 29, 2001, as further amended by that certain Second Amendment to the Copromotion Agreement dated as of June 29, 2001, as further amended by that

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certain Third Amendment to the Copromotion Agreement dated as of June 26, 2002
(the Original Copromotion Agreement, as amended, the "Copromotion Agreement");

         WHEREAS, King and Novavax are parties to that certain Exclusive License and Distribution Agreement dated as of January 8, 2001 (the "Original Exclusive License and Distribution Agreement"), as amended by that certain First Amendment to the Exclusive License and Distribution Agreement dated as of June 29, 2001, as further amended by that certain Second Amendment to the Exclusive License and Distribution Agreement dated as of June 29, 2001 (the Original Exclusive License and Distribution Agreement, as amended, the "Exclusive License and Distribution Agreement"; together with the December 2000 Note Purchase Agreement, the September 2001 Note Purchase Agreement, the June 2002 Note Purchase Agreement, the Original Investor Rights Agreement, the Amended and Restated Investor Rights Agreement, the Original Registration Rights Agreement, the Second Amended and Restated Registration Rights Agreement, the HPV Agreements, the Adjuvant License and Supply Agreements, the Copromotion Agreement and all other contracts and agreements (oral or written) to which King or any of its subsidiaries, on the one hand, and Novavax or any of its subsidiaries, on the other hand, are parties prior to the date hereof (other than the AVC Agreements and the Exchange Agreement (as defined below)), the "Collaboration Agreements");

         WHEREAS, King, Parkedale and Novavax have entered into an Exchange Agreement dated as of July 16, 2004 (the "Exchange Agreement"), pursuant to which, among other things, Novavax shall issue and deliver the Exchange Shares (as defined in the Exchange Agreement) as consideration for King and Parkedale entering into this Agreement;

         WHEREAS, King and Novavax have entered into a Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement");

         WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Exchange Agreement; and

         WHEREAS, by entering into this Agreement, the parties intend to settle and resolve fully and finally all matters between them and to release one another generally and finally from any and all claims (except as set forth in Section 5 or as provided under the Exchange Agreement or the Registration Rights Agreement).

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth in this Agreement and in the Exchange Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby

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acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Termination. Subject to the terms of this Agreement, King, Parkedale and Novavax hereby terminate and cancel the Collaboration Agreements effective as of June 4, 2004 (the "Termination Effective Date"). Notwithstanding anything in the Collaboration Agreements to the contrary, from and after the Termination Effective Date, none of King, Parkedale or Novavax shall have any further rights, privileges, or obligations to any party under or in connection with any of the Collaboration Agreements.

      2. Release by Novavax. Except as set forth in Section 5, Novavax, on behalf of itself, its affiliates, subsidiaries, predecessors, successors and assigns and, in their capacity as such, the officers, directors, agents, employees, trustees, beneficiaries, administrators, executors, attorneys and insurers of Novavax and Novavax's affiliates, subsidiaries, predecessors, successors and assigns (each individually, a "Novavax Party" and collectively, the "Novavax Parties"), hereby releases and forever discharges King, Parkedale, King's and Parkedale's respective affiliates, subsidiaries, predecessors, successors and assigns and, in their capacity as such, the respective officers, directors, agents, employees, trustees, beneficiaries, administrators, executors, attorneys and insurers of King, Parkedale and King's and Parkedale's respective affiliates, subsidiaries, predecessors, successors and assigns (each individually, a "King Party" and collectively, the "King Parties") of and from any and all manners of action, causes of action, claims, counterclaims, accounts, demands, suits, damages, costs, losses, interest, liabilities, or expenses of any kind and nature whatsoever, whether legal, equitable, statutory, liquidated or unliquidated, fixed or contingent, known or unknown, suspected or unsuspected (the "Released Claims") which any Novavax Party ever had, now has or which any Novavax Party hereafter can, shall or may have by reason of anything done, omitted or suffered to be done or omitted by any King Party by reason of any cause, matter, thing or event whatsoever, from the beginning of time to and including the date this Agreement is executed. Novavax, on behalf of the Novavax Parties, further agrees not to sue, or otherwise institute or cause to be instituted, or in any way voluntarily participate in or assist in the prosecution of any Released Claims against any of the King Parties in any federal, state, local, or other court, or any other forum concerning any claims released herein.

      3. Release by King/Parkedale. Except as set forth in Section 5, each of King and Parkedale, on behalf of the King Parties, hereby releases and forever discharges the Novavax Parties of and from any and all Released Claims which any King Party ever had, now has or which any King Party hereafter can, shall or may have by reason of anything done, omitted or suffered to be done or omitted by any Novavax Party by reason of any cause, matter, thing or event whatsoever, from the beginning of time to and including the date this Agreement is executed. Each of King and Parkedale, on behalf of the King Parties, further agrees

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not to sue, or otherwise institute or cause to be instituted, or in any way voluntarily participate in or assist in the prosecution of any Released Claims against any of the Novavax Parties in any federal, state, local, or other court, or any other forum concerning any claims released herein.

      4. Unknown Claims. Except as set forth in Section 5, the releases contained in Section 2 and Section 3 (the "Releases") are intended as complete and general releases, without reservation, of all Released Claims arising out of facts occurring or existing during the time periods specified therein to the maximum extent permitted by law. Each of the parties does expressly waive any and all rights which it may have with respect to any Released Claims under any provision of law that might otherwise limit the effect or scope of the Releases, including any applicable statute or decisional law. The parties hereby acknowledge that any of them may hereafter discover facts in addition to or different from those that the party now knows or believes to be true with respect to the Released Claims arising out of facts occurring or existing during the time periods specified in Section 2 and Section 3. Except as set forth in
Section 5, the parties hereby expressly agree to assume the risk of any mistake of fact with regard to any such Released Claims, or with regard to any of the facts which are not known to them relating thereto, or with regard to the possible discovery of additional or different facts, and to assume the risk of the possible discovery of additional or different facts. Except as set forth in
Section 5, each of the parties hereby expressly agrees that, notwithstanding the foregoing, it is their intention hereby to fully, finally, completely and forever settle and release each, every, and all of the Released Claims arising out of facts occurring or existing during time periods specified in Section 2 and Section 3, and that, in furtherance of such intention, this Agreement and the Releases herein given shall be and remain effective in all respects, notwithstanding the discovery or existence of any such additional or different facts occurring or existing during the time periods specified in Section 2 and
Section 3.

      5. AVC Agreements, Exchange Agreement and Registration Rights Agreement. The AVC Agreements, the Exchange Agreement and the Registration Rights Agreement shall remain in full force and effect, and neither King nor Novavax shall be released from their obligations thereunder.

      6.    Representations.

            (a) Each party represents and warrants that: (i) it has the right, power and authority to enter into and perform its obligations under this Agreement and (ii) this Agreement constitutes a legal, valid and binding obligation upon itself.

            (b) Each party represents that it has not made any assignment, transfer, conveyance or other disposition of any of the Collaboration Agreements.

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            (c)   Each of King and Parkedale represents that it has no knowledge of any claim of any of its respective shareholders against any Novavax Party, and Novavax represents that, after giving effect to the Anaconda Release dated as of the date hereof among King, Parkedale and Anaconda Opportunity Fund, L.P., Novavax has no knowledge of any claim of any of its shareholders against any King Party.

            (d) The parties hereby acknowledge that in agreeing to the terms of this Agreement, they are not acting under duress, undue influence, misapprehension or misrepresentation by the other party hereto.

      7.    Governing Law: Consent to Jurisdiction.

            (a) This Agreement, the rights of the parties and all claims, actions, causes of action or suits, litigation, controversies, investigations, hearings, charge, complaints, demands, notices or proceedings arising in whole or in part under or in connection herewith, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            (b) The parties irrevocably submit to the exclusive jurisdiction of any court located in the City of Wilmington, Delaware or the United States Federal Court sitting in the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. Each of the parties consents to process being served in any such suit, action or proceeding by serving a copy thereof upon the agent for service of process; provided, that to the extent lawful and possible, written notice of such service will also be mailed to such party, as the case may be. Each of the parties agrees that such service will be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and will be taken and held to be valid personal service upon such party. Nothing in this subsection will affect or limit any right to serve process in any manner permitted by law, or to enforce in any lawful manner a judgment obtained in a court described in this
Section 7 in any other jurisdiction. Each of the parties waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in a court located in the City of Wilmington, Delaware or the United States Federal Court sitting in the District of Delaware.

      8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

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      9.    Entire Agreement; Amendments. This Agreement, the Exchange Agreement
and the Registration Rights Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between or among the parties, with respect to the subject matter hereof and are not intended to confer upon any other person any right or remedies hereunder. The terms and conditions hereof may not be modified, altered or otherwise amended except by an instrument in writing executed by the parties.

      10. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Novavax without the prior written consent of King, or by King or Parkedale without the prior written consent of Novavax. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

      11.   Construction.

            (a) The parties acknowledge that the parties have reviewed and revised this Agreement with their respective counsel and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

            (b) Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof", "herein", "hereby" and derivative or similar words refer to this entire Agreement; (iv) all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement; (v) the term "or" has, except as otherwise indicated, the inclusive meaning represented by the phrase "and/or";
(vi) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" and "parties" or "Parties" means the signatories to this Agreement.

            (c) This Agreement shall be construed to give effect to the intent of the parties.

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      IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                               KING PHARMACEUTICALS, INC.

                                               By:  /s/ Brian A. Markison
                                                    ----------------------------
                                                  Name: Brian A. Markison
                                                        ------------------------
                                                  Title:  President and Chief
                                                          Executive Officer
                                                          ----------------------

                                               PARKEDALE PHARMACEUTICALS, INC.

                                               By:  /s/ Brian A. Markison
                                                    ----------------------------
                                                  Name: Brian A. Markison
                                                        ------------------------
                                                  Title:  President and Chief
                                                          Executive Officer
                                                          ----------------------

                                               NOVAVAX, INC.

                                               By: /s/ Nelson Sims
                                                   -----------------------------
                                                  Name: Nelson Sims
                                                        ------------------------
                                                  Title: President and Chief
                                                         Executive Officer
                                                         -----------------------